UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934


           Date of Report (Date of earliest reported): August 6, 2001



                            GAMA COMPUTER CORPORATION
               (Exact name of registrant as specified in charter)



          Delaware                    1-16187                    98-0125787
(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation)              File Number)            Identification No.)



          Suite 215, 2438 Marine Drive, West Vancouver, BC        V7V 1L2
           (Address of principal executive offices)             (Zip Code)


        Registrant's telephone number, including area code (604) 925-9910


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

On July 20, 2001, the President of the Company, Pedro Villagran Garcia, agreed to sell 6,487,500 shares registered in his name to Andrew Hromyk. The 6,487,500 shares represent 77.1% of the issued and outstanding shares of the Company. The shares are to be purchased by Mr. Hromyk for $85,000, consisting of the forgiveness a loan pledged by Mr. Villagran Garcia in the amount of $75,000 and $10,000 cash.

On July 27, 2001, the Company filed an information statement pursuant to
Schedule 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder, with the Securities and Exchange Commission disclosing the above proposed transaction that would result in a change of control upon closing of the transaction.

Pursuant to the Share Purchase Agreement, and upon close of the transaction, effective on or about August 6, 2001, Mr. Villagran Garcia agreed to resign as the sole Director of the Company and appoint Mr. Hromyk to the Board of Directors. Mr. Hromyk will oversee the implementation of a new business plan.


ITEM 5.  OTHER EVENTS

As of July 25, 2001, the Company will change its executive office address to Suite 215 - 2438 Marine Drive, West Vancouver, BC V7V 1L2


ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

On August 6, 2001, the Company appointed Andrew Hromyk as a member of the Board of Directors.

On August 6, 2001, the Company accepted the resignation of Pedro Villagran Garcia as Director, effective immediately.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      No financial statements are required to be filed by this item.

(b)      Exhibits

         10 Share Purchase Agreement between the Andrew Hromyk and Pedro Villagran Garcia

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                     Gama Computer Corporation




Date:    August 6, 2001                         /s/ Andrew Hromyk
       -----------------------------            --------------------------------
                                                    Andrew Hromyk, President